EXHIBIT 10.2

THIRD AMENDMENT TO

LETTER OF CREDIT AGREEMENT

This Third Amendment to Letter of Credit Agreement (the “Third Amendment”) is made as of the 21st day of July, 2006 by and among

KMART CORPORATION (“Kmart”), a corporation organized under the laws of the State of Michigan having a place of business at 3100 West Big Beaver Road, Troy, Michigan 48084,

SEARS HOLDINGS CORPORATION (“Sears Holdings”), a corporation organized under the laws of the State of Delaware having a place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179;

SEARS ROEBUCK ACCEPTANCE CORP. (“SRAC”), a corporation organized under the laws of the State of Delaware having a place of business at 3711 Kennett Pike, Greenville, Delaware 19807;

SEARS ROEBUCK AND CO. (“Sears”), a corporation organized under the laws of the State of New York having a place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179;

BANK OF AMERICA, NATIONAL ASSOCIATION (the “Issuing Bank”), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110.

WITNESSETH

WHEREAS, Kmart, the Issuing Bank and Fleet National Bank have entered into a Letter of Credit Agreement dated as of August 13, 2004 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, Fleet National Bank has merged with and into the Issuing Bank; and

WHEREAS, Kmart and the Issuing Bank have agreed to amend the Credit Agreement to add certain Affiliates of Kmart to the Credit Agreement as account parties and as otherwise set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article 1. The provisions of Article 1 of the Credit Agreement are hereby amended as follows:

a.	by adding the following definitions in appropriate alphabetical order:

i.	“Account Parties” means each of Kmart, Sears, and the Subsidiary Credit Parties.

ii.	“Renewal Date” has the meaning provided in Section 2.11(b) hereof.

iii.	“Sears” means Sears Roebuck and Co., a corporation organized under the laws of the State of New York having a place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179.

iv.	“Sears Holdings” means Sears Holdings Corporation, a corporation organized under the laws of the State of Delaware having a place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179.

v.	“SRAC” means Sears Roebuck Acceptance Corp., a corporation organized under the laws of the State of Delaware having a place of business at 3711 Kennett Pike, Greenville, Delaware 19807.

vi.	“Third Amendment” means the Third Amendment to Letter of Credit Agreement dated as of July 21, 2006.

vii.	“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

b.	The definition of “Cash Collateral Account” is hereby amended by adding the words “or any other Account Party” after the word “Kmart” in the first line thereof.

c.	The definition of “Change in Control” is hereby deleted in its entirety and the following substituted in its stead:

“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than ESL and its Affiliates becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Voting Stock of Sears Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and such “person” or “group” shall beneficially own (as such term is used herein) a greater percentage of the Voting Stock of Sears Holdings than ESL and its Affiliates shall, collectively, beneficially own; or (b) during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of Sears Holdings cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (y) and clause (z), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors); or (c) Sears Holdings shall cease for any reason to own, directly or indirectly, 100% of the Voting Stock of Sears and Kmart.

d.	The definition of “Commitment” is hereby deleted in its entirety and the following substituted in its stead:

“Commitment” means $1,000,000,000, or such lesser amount on account of a reduction thereof in accordance with the provisions of Section 2.11 hereof.

e.	The definition of “Continuing Directors” is hereby deleted in its entirety.

f.	The definition of “Credit Request” is hereby amended by deleting the word “Kmart” and substituting the words “any Account Party” in its stead.

g.	The definition of “Inventory” is hereby amended by adding the words “or any Subsidiary Credit Party” after the word “Kmart” wherever the same shall appear.

h.	The definition of “Inventory Collateral Election Effective Date” is hereby amended by (i) deleting the words “and its subsidiaries” in clause (b) thereof and substituting the words “and each other Subsidiary Credit Party” in its stead, and (ii) adding the words “and each other Subsidiary Credit Party” after the word “Kmart” in clauses (b), (d) and (f).

i.	The definition of “Issuing Bank” is hereby amended by deleting the word “Fleet.”

j.	The definition of “Material Adverse Effect” is hereby amended by adding the word “Sears” before the word “Holdings” in clause (a) thereof.

k.	The definition of “Pledge and Security Agreement” is hereby amended by deleting the word “Kmart” and substituting the words “the Account Parties” in its stead.

l.	The definition of “Security Agreement” is hereby amended by adding the words “and each other Subsidiary Credit Party’s” after the word “Kmart.”

m.	The definition of “Subsidiary Credit Parties” is hereby deleted in its entirety and the following substituted in its stead:

“Subsidiary Credit Parties” means (i) any Account Party other than Kmart and (ii) any Subsidiary of Kmart or Sears for whose account a Letter of Credit is issued by an Issuing Bank, including SRAC.

n.	The definition of “Termination Date” is hereby amended by deleting the date “August 13, 2007 in clause (i) thereof and substituting the words “the Renewal Date” in its stead.

3.	Amendments to Article 2. The provisions of Article 2 of the Credit Agreement are hereby amended as follows:

a.	The provisions of Section 2.01(a) of the Credit Agreement are hereby amended by deleting the word “Kmart” in the first line thereof and substituting the words “Kmart or any Subsidiary Credit Party” in its stead.

b.	The provisions of Section 2.02 of the Credit Agreement are hereby amended by deleting the word “Kmart” in clauses (i) and (ii) thereof and substituting the words “Kmart and the applicable Subsidiary Credit Party” in its stead.

c.	The provisions of Section 2.03 of the Credit Agreement are hereby amended by deleting the word “Kmart” in the third line thereof and substituting the words “Kmart and the applicable Subsidiary Credit Party” in its stead.

d.	The provisions of Section 2.05 of the Credit Agreement are hereby amended by deleting the word “Kmart” in the third and fourth lines thereof and substituting the words “Kmart and the applicable Subsidiary Credit Party” in its stead.

e.	The provisions of Section 2.08 of the Credit Agreement are hereby amended as follows:

i.	by deleting “0.20%” in clause (i) thereof and substituting “0.175%” in its stead.

ii.	by deleting the word “Kmart” in clause (iv) thereof and substituting the words “Kmart or any Subsidiary Credit Party” in its stead.

f.	The provisions of Section 2.11 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

2.11	Termination or Reduction of Commitments.

(a) Upon at least three (3) Business Days’ prior written notice to the Issuing Banks Kmart and the Subsidiary Credit Parties may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Each such reduction or termination shall be irrevocable when given. No reduction in the Commitments shall result in the Commitments being less than the then Letter of Credit Outstandings.

(b) Except as otherwise provided herein, this Agreement shall continue in full force and effect for a term ending on the date 364 days from the date of the Third Amendment (the “Renewal Date”), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Either the Issuing Banks or Kmart and the Subsidiary Credit Parties may terminate this Agreement effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least ninety (90) days prior written notice. Upon Renewal Date or any other effective date of termination of this Agreement, all Commitments shall immediately terminate.

g.	The provisions of Section 2.12 of the Credit Agreement are hereby amended by (i) deleting the word “Kmart” in the third line of clause (b) thereof and substituting the words “Kmart and the Subsidiary Credit Parties” in its stead, and (ii) deleting the word “Kmart” in the fifth line of clause (b) thereof and substituting the words “Kmart or the applicable Subsidiary Credit Party” in its stead.

4.	Amendments to Article 8. The provisions of Section 8.01(a) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

a.	if to any Account Party or any Subsidiary Credit Party to it at 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attention: Treasurer (Telecopy No. (847) 286-2055), with a copy to General Counsel (Telecopy No. (847) 286-2471);

5.	Joinder to Credit Agreement and Assumption of Obligations. Effective as of the date of this Third Amendment, each of Sears and the other Subsidiary Credit Parties hereby acknowledges that each of them has received and reviewed a copy of the Credit Agreement and the Credit Documents, and acknowledges and agrees to:

a.	join in the execution of, and become a party to, the Credit Agreement as a Subsidiary Credit Party thereunder, as indicated with its signature below;

b.	be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of under the Credit Agreement and the other Credit Documents, in each case, with the same force and effect as if such subsidiary Credit Party were a signatory to the Credit Agreement and the credit Documents and was expressly named therein; and

c.	assume all rights and interests and perform all applicable duties and Obligations under the Credit Agreement and the Credit Documents.

6.	Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Issuing Banks:

a.	This Third Amendment shall have been duly executed and delivered by the Kmart and the Subsidiary Credit Parties and the Issuing Banks.

b.	Kmart and the Subsidiary Credit Parties shall reimburse the Issuing Banks for all expenses incurred by the Issuing Banks in connection herewith, including, without limitation, reasonable attorneys’ fees.

c.	The Account Parties shall have entered into an amendment to the Pledge and Security Agreement in form and substance reasonably satisfactory to the Issuing Banks.

d.	No Default or Event of Default shall have occurred and be continuing.

7.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Kmart and the Subsidiary Credit Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.	This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Third Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and their seals to be hereto affixed as the date first above written.

KMART CORPORATION

By	/s/ Allen R. Ravas
Print Name:	Allen R. Ravas
Title:	Vice President and Treasurer

SEARS ROEBUCK AND CO.

By	/s/ Allen R. Ravas
Print Name:	Allen R. Ravas
Title:	Vice President and Treasurer

OTHER SUBSIDIARY CREDIT PARTIES

By	/s/ Allen R. Ravas
Print Name:	Allen R. Ravas
Title:	Vice President and Treasurer

BANK OF AMERICA, NATIONAL ASSOCIATION

By	/s/ James Ward
Print Name:	James Ward
Title:	Managing Director